UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 25, 2022
Pentair plc
(Exact name of Registrant as specified in its charter)

Ireland	001-11625	98-1141328
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

Regal House, 70 London Road, Twickenham, London, TW13QS United Kingdom
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: 44-74-9421-6154

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, nominal value $0.01 per share	PNR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2). ☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officer.
As disclosed in the earnings release of Pentair plc (the “Company”) dated July 26, 2022, the Company is changing from two reportable business segments consisting of Consumer Solutions and Industrial & Flow Technologies to three reportable business segments consisting of Pool, Water Solutions, and Industrial & Flow Technologies effective January 1, 2023. As a result of such planned change in segments, the Company determined on July 25, 2022 that the position held by Mario R. D’Ovidio, the Company’s Executive Vice President and President, Consumer Solutions, will be eliminated effective December 31, 2022 and that Mr. D’Ovidio will remain in his role and employed by the Company until September 1, 2022, at which time Robert P. Fishman, the Company’s Executive Vice President, Chief Financial Officer and Chief Accounting Officer, will become, in addition to his current roles, the interim President, Consumer Solutions until December 31, 2022. Mr. D’Ovidio will be entitled to severance benefits under the Company’s Executive Officer Severance Plan, subject to the conditions therein

ITEM 9.01    Financial Statements and Exhibits.
(a)Financial Statements of Businesses Acquired
Not applicable.
(b)Pro Forma Financial Information
Not applicable.
(c)Shell Company Transactions
Not applicable.
(d)Exhibits

EXHIBIT INDEX
Exhibit	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on July 26, 2022.

PENTAIR PLC
Registrant

By:	/s/ Karla C. Robertson
Karla C. Robertson
Executive Vice President, General Counsel, Secretary and Chief Social Responsibility Officer